CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

     As independent public accountants, we hereby consent to the use of our report dated January 8, 1998, and to all references to our Firm included in or made part of this Post-Effective Amendment No. 7.

                                        /s/ Arthur Andersen LLP



Cincinnati, Ohio,
July 24, 1998